EXHIBIT 99.1

Whitestone REIT Announces Operating Results for the Second Quarter and First Half of 2010

Quarterly Profits Up From Prior Year

HOUSTON, July 26, 2010 (GLOBE NEWSWIRE) -- Whitestone REIT, a Community Centered PropertyTM real estate investment trust, announced its financial results for the quarter and six months ended June 30, 2010.

"We are pleased with the performance of our people and our results for the second quarter and first half of 2010," said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. "As expected our net income and funds from operations increased from 2009, demonstrating our resilience and strength in light of a very difficult economy."

Second Quarter 2010 Highlights:

  Funds from operations ("FFO")1 increased 19% to $1.9 million, or $0.12 per diluted common share and operating partnership ("OP") unit, for the second quarter of 2010, up $0.3 million from $1.6 million, or $0.11 per diluted common share and OP unit, from the same period in 2009.

  Net income attributable to Whitestone REIT increased by $0.2 million to $0.2 million, or $0.02 per diluted common share and OP unit, for the second quarter of 2010 from $0.0 million, or $0.00 per diluted common share in the same period in 2009.

  Property net operating income ("NOI")2 was $4.8 million for the second quarter of 2010, compared to $4.9 million for the same period in 2009.

  Property operating revenues were $7.9 million for the second quarter of 2010 as compared to $8.2 million for the same period in 2009. The primary reasons for the decrease were lower tenant reimbursement revenues, as a result of lower property operating expenses, and slightly lower average occupancy for the second quarter of 2010 as compared to the second quarter of 2009.

  Declared quarterly cash dividend of $0.095 per common share and OP unit, to be paid in three equal installments in July, August and September 2010. The Board of Trustees expects to declare dividends for the October to December period by the end of September.

 Six Months Ended June 30, 2010 Highlights:

  FFO increased 22% to $3.9 million, or $0.25 per diluted common share and OP unit, for the six months ended June 30, 2010, up $0.7 million from $3.2 million, or $0.21 per diluted common share and OP unit, for the same period in 2009.

  Net income attributable to Whitestone REIT increased by $0.4 million to $0.4 million, or $0.04 per diluted common share and OP unit, for the six months ended June 30, 2010, up from $0.0 million, or $0.00 per diluted common share, in the same period in 2009.

  NOI was $9.5 million for the six months ended June 30, 2010 as compared to $9.7 million for the same period in 2009.

  Property operating revenues were $15.5 million for the six months ended June 30, 2010, compared to $16.2 million for the same period in 2009.  The primary reasons for the decrease were lower tenant reimbursement revenues, as a result of lower property operating expenses, and slightly lower average occupancy for the first six months of 2010 as compared to the same period in 2009.

Leasing Recap

  Property occupancy remained stable at 82% as of June 30, 2010, the same level as March 31, 2010 and June 30, 2009.

  The Company signed 137 new and renewal leases totaling approximately 326,000 square feet and approximately $14.6 million in total lease value during the six months ended June 30, 2010.   This compares to 127 new and renewal leases totaling approximately 300,000 square feet and approximately $11.4 million in total lease value during the same period in 2009.

Highlights of the six month's leasing transactions include:

  University of Phoenix, the largest private university in North America, signed a seven-year new lease for 20,000 square feet at our Windsor Park Community Center in San Antonio.

  Houston Training Schools, a provider of top-rated courses and clinics in cosmetology, hair shaping and conditioning, manicuring and facials, as well as classes in English as a Second Language, signed a ten-year new lease for 5,547 square feet at our Westchase Community Center in Houston.

  Memorial MRI and Diagnostics, L.P., a provider of diagnostic imaging and treatment services, signed a five-year new lease for 5,000 square feet at our Corporate Park West Community Center in Houston.

  Chemico International Inc., a provider of water treatment products for institutional uses, signed a three-year new lease for 11,878 square feet at our Westgate Community Center in Houston.

  Johnny Gym Club, a fitness center, signed a three-year new lease for 4,315 square feet at our Kempwood Community Center in Houston.

  Lone Star Bank, a regional Texas-based bank, signed a ten-year new lease for 3,488 square feet at our Woodlake Community Center in Houston.

  Region IV Education Center, the largest Texas educational service center, providing services to 54 school districts representing over one million students and more than 83,000 professional educators, signed a four-year lease renewal for 15,420 square feet at our Corporate Park Northwest Community Center in Houston.

  Sage Environmental, a provider of a broad range of specialty environmental services, signed a five-year lease renewal for 7,100 square feet at our Featherwood Community Center in Houston.

  Mosaic Family Services, a nonprofit community-based organization that provides counseling services free of charge to refugees and immigrants, signed a six-year lease renewal for 8,849 square feet at our Uptown Tower Community Center in Dallas.

Portfolio Statistics: Community Centered PropertiesTM

Whitestone owns 36 commercial properties containing approximately 3 million square feet of leasable space, located in five of the top 15 markets in the USA in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago. The Company's strategic focus is on smaller space tenants (occupying less than 3,000 square feet), which contribute rent per square foot at a 42% premium as compared to tenants occupying greater than 3,000 square feet as of June 30, 2010.

As of June 30, 2010, the Company has 770 tenants offering primarily services and goods that are in demand within their local community, with lease spaces ranging in size from 500 to 55,000 square feet. No single tenant accounts for more than 3% of the Company's annualized base rent and only one tenant contributes more than 2%, protecting the Company from any single tenant credit issue.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, Communities, and tenants can be accessed at the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone REIT is a fully integrated real estate company that owns and operates Community Centered PropertiesTM, which are visibly located commercial properties in established or developing culturally diverse neighborhoods.  Whitestone markets, leases and manages its properties to match tenants with the shared needs of surrounding neighborhoods. The Company has filed a Registration Statement on Form S-11 with the Securities and Exchange Commission for the offer and sale of a yet unspecified number of Class B common shares. The Registration Statement states that the Company intends to list the Class B common shares on the New York Stock Exchange-Amex with the symbol "WSR". Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

The Whitestone REIT logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7293

Forward-Looking Statements

Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties.  The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

1   Funds From Operations ("FFO")—The National Association of Real Estate Investment Trusts, Inc. ("NAREIT") defines FFO (April 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles ("GAAP")) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts ("REITs") because it (1) is the most common metric used by securities analysts, investors and other interested parties in comparing the relative performances of equity REITs, and (2) facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

2   Net Operating Income ("NOI"), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP, and it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including gains on sale, if any), plus interest expense, depreciation and amortization, and general and administrative expenses.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	June 30, 2010	December 31, 2009
ASSETS
Real estate assets, at cost:
Property	$ 193,283	$ 192,832
Accumulated depreciation	(36,839)	(34,434)
Total real estate assets	156,444	158,398
Cash and cash equivalents	3,910	6,275
Escrows and acquisition deposits	6,149	8,155
Accrued rent and accounts receivable, net of allowance for doubtful accounts	4,515	4,514
Unamortized lease commissions and loan costs	3,743	3,973
Prepaid expenses and other assets	1,531	685
Total assets	$ 176,292	$ 182,000
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$ 100,837	$ 101,782
Accounts payable and accrued expenses	7,628	9,954
Tenants' security deposits	1,666	1,630
Dividends and distributions payable	1,511	1,775
Total liabilities	111,642	115,141
Commitments and Contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at June 30, 2010 and December 31, 2009	--	--
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 10,461,101 and 10,337,307 issued and outstanding at June 30, 2010 and December 31, 2009, respectively	10	10
Additional paid-in capital	70,330	69,952
Accumulated deficit	(28,036)	(26,372)
Total Whitestone REIT shareholders' equity	42,304	43,590
Noncontrolling interest in subsidiary	22,346	23,269
Total equity	64,650	66,859
Total liabilities and equity	$ 176,292	$ 182,000

WHITESTONE REIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
		(revised)		(revised)
Property revenues
Rental revenues	$ 6,407	$ 6,572	$ 12,811	$ 13,077
Other revenues	1,425	1,631	2,730	3,170
Total property revenues	7,832	8,203	15,541	16,247

Property expenses
Property operation and maintenance	2,145	2,256	3,946	4,393
Real estate taxes	894	1,063	2,046	2,112
Total property expenses	3,039	3,319	5,992	6,505

Other expenses (income)
General and administrative	1,272	1,625	2,472	3,054
Depreciation & amortization	1,759	1,710	3,493	3,418
Involuntary conversion	--	(51)	--	190
Interest expense	1,402	1,470	2,809	2,898
Interest income	(5)	(11)	(12)	(22)
Total other expense	4,428	4,743	8,762	9,538

Income (loss) from continuing operations before loss on disposal of assets and income taxes	365	141	787	204

Provision for income taxes	(102)	(57)	(156)	(111)
Loss on sale or disposal of assets	(8)	(12)	(41)	(53)

Net income	255	72	590	40

Less: Net income attributable to noncontrolling interests	89	25	207	14

Net income attributable to Whitestone REIT	$ 166	$ 47	$ 383	$ 26

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$ 0.02	$ --	$ 0.04	$ --

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$ 0.02	$ --	$ 0.04	$ --

Weighted average number of common shares outstanding:
Basic	9,845	9,707	9,783	9,707
Diluted	9,900	9,899	9,899	9,910

Reconciliation of Non-GAAP Financial Measures (in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

FUNDS FROM OPERATIONS ("FFO")

Net income attributable to Whitestone REIT	$ 166	$ 47	$ 383	$ 26
Depreciation and amortization of real estate assets	1,632	1,549	3,229	3,096
Loss on sale or disposal of assets	8	12	41	53
Net income attributable to noncontrolling interests	89	25	207	14
FFO	$ 1,895	$ 1,633	$ 3,860	$ 3,189

Numerator:
FFO	$ 1,895	$ 1,633	$ 3,860	$ 3,189
Dividends paid on unvested restricted shares	(5)	(7)	(15)	(14)
Undistributed earnings attributable to unvested restricted shares	--	--	--	--
FFO excluding amounts attributable to unvested restricted shares	1,890	1,626	3,845	3,175

Denominator
Weighted average number of common shares - basic	9,845	9,707	9,783	9,707
Weighted average number of noncontrolling OP units - basic	5,444	5,444	5,444	5,444
Weighted average number of common shares and noncontrolling OP units - basic	15,289	15,151	15,227	15,151

Effect of dilutive securities:
Unvested restricted shares	55	192	116	203
Weighted average number of common shares and noncontrolling OP units - dilutive	15,344	15,343	15,343	15,354

Basic FFO per common share and noncontrolling OP unit:
FFO excluding amounts attributable to unvested restricted shares	$ 0.12	$ 0.11	$ 0.25	$ 0.21

Diluted FFO per common share and noncontrolling OP unit:
FFO excluding amounts attributable to unvested restricted shares	$ 0.12	$ 0.11	$ 0.25	$ 0.21

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$ 166	$ 47	$ 383	$ 26
General and administrative expense	1,272	1,625	2,472	3,054
Depreciation and amortization	1,759	1,710	3,493	3,418
Involuntary conversion	--	(51)	--	190
Interest expense	1,402	1,470	2,809	2,898
Interest income	(5)	(11)	(12)	(22)
Provision for income taxes	102	57	156	111
Loss on disposal of assets	8	12	41	53
Net income attributable to noncontrolling interests	89	25	207	14
NOI	$ 4,793	$ 4,884	$ 9,549	$ 9,742

Whitestone REIT and Subsidiaries

SECOND QUARTER 2010

Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company.  Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the "10-Q") filed by the Company for the same period with the Securities and Exchange Commission (the "SEC") and all of the Company's other public filings with the SEC (the "Public Filings"). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors' receipt of, or access to, the information contained herein is subject to this qualification.

Whitestone REIT and Subsidiaries Supplemental Operating and Financial Data Second Quarter 2010

Community Centered Properties
As of June 30, 2010

Retail Community Statistics	Office Community Statistics	Office/Flex Community Statistics

- 18 Properties	- 7 Properties	- 11 Properties
- 1,181,000 Leasable SF	- 631,841 Leasable SF	- 1,201,672 Leasable SF
- 82% Occupied	- 76% Occupied	- 85% Occupied
- Annualized base rent: $9.9M	- Annualized base rent: $7.7M	- Annualized base rent: $8.3M
- Avg. Annualized Base Rent/ SF: $10.26 (1)	- Avg. Annualized Base Rent/ SF: $16.04 (1)	- Avg. Annualized Base Rent/ SF: $8.12 (1)

(1) Calculated as annualized base rent divided by net rentable square feet leased at June 30, 2010. Excludes vacant space at June 30, 2010.

Roll-Forward of Occupied Square Feet (in thousands)

Occupied SF

December 31, 2009	2,484

Expiring Leases	(145)
Lease Renewals	87
Unplanned Vacancies	(76)
New Leases	119

June 30, 2010	2,469

Table reflects physical occupancy, and therefore does not include signed leases which have not yet taken occupancy.

Whitestone REIT and Subsidiaries Supplemental Operating and Financial Data Second Quarter 2010

Top Tenants as of June 30, 2010

Tenant Name	% of Annualized Base Rental Revenue	Year Expiring
US Census	2.7%	2010
Sports Authority	1.7%	2015
Brockett Davis Drake, Inc.	1.4%	2011
Compass Insurance	1.4%	2011
Air Liquide America, LP	1.4%	2013
River Oaks L-M, Inc.	1.1%	2011
Kroger	1.0%	2011
Petsmart	1.0%	2013
X-Ray X-Press Corporation	1.0%	2019
Marshall's	1.0%	2013
Other	86.3%	Various

Whitestone REIT and Subsidiaries Supplemental Operating and Financial Data Second Quarter 2010

Industry Diversification as of June 30, 2010
INDUSTRY	% OF OCCUPIED SF
EATING PLACES	4.9%
VARIETY STORES	3.2%
LEGAL SERVICES	2.8%
SPORTING GOODS & BICYCLE SHOPS	2.6%
GROCERY STORES	2.5%
CHURCHES	2.3%
CLOTHING RETAIL	2.2%
GENERAL WAREHOUSING AND STORAGE	2.0%
MEDICAL AND HOSPITAL EQUIPMENT	1.8%
BEAUTY SALONS	1.6%
ENGINEERING SERVICES	1.5%
X-RAY LABORATORIES-MEDICAL	1.4%
BUSINESS CALL CENTER SERVICES	1.2%
FREIGHT TRANSPORTATION	1.2%
INSURANCE AGENTS & BROKERS	1.2%
OIL & GAS DRILL WELLS	1.1%
PET SUPPLIES & FOODS - RETAIL	1.1%
FURNITURE STORES	1.0%
NATURAL GAS DISTRIBUTION	1.0%
OIL, GAS, EXPLORATION SERVICES	1.0%
CRAFT SUPPLIES	0.9%
SURETY INSURANCE	0.9%
BARS	0.9%
OIL /GAS SERVICE COMPANIES	0.9%
HOME HEALTH CARE SERVICES	0.9%
DENTISTS	0.8%

Whitestone REIT and Subsidiaries Supplemental Operating and Financial Data Second Quarter 2010

Lease Expirations as of June 30, 2010

Year	% of Gross Leasable Area
2010	9%
2011	17%
2012	15%
2013	15%
2014	11%
2015	9%
2016	2%
2017	1%
Thereafter	3%

Debt Maturities as of June 30, 2010

Year	Amount
2010	$ 1,398
2011	2,410
2012	2,543
2013	66,418
2014	17,799
Thereafter	10,269
$ 100,837

Other

  Small space tenants are 72% of our total tenants as of June 30, 2010 and have a 42% rental rate per square foot premium. Small tenants are defined as those occupying 3,000 square feet or less. Comparison is to tenants of Whitestone REIT occupying greater than 3,000 square feet.

  Whitestone REIT has a total of 52 full-time employees as of June 30, 2010.
CONTACT:  Whitestone REIT
          Anne Gregory, Vice President Marketing & Investor Relations
          713.827.9595 ext. 2213
          agregory@whitestonereit.com